Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-122559, 333-103163, 333-88535, 33-57849, 33-72186, 33-54026, 33-44485, 33-37470, 33-37469, 33-34728, 33-34519, 33-25639, 33-22147 and 333-58772) pertaining to the 1996 Stock Incentive Plan, as amended, the 1983 Incentive Stock Option Plan, the 1983 Supplemental Nonemployee Stock Option Plan, the 1987 Supplemental Stock Option Plan, the 1987 Employee Stock Participation Plan, as amended, the 1988 Nonemployee Director Stock Option Plan, the Amended and Restated 1987 Stock Option Plan, and the 1993 Officer and Director Stock Option Plan of our report dated August 2, 2004, with respect to the consolidated financial statements and schedule of Maxim Integrated Products, Inc. as of June 26, 2004 and for each of the two fiscal years ended June 26, 2004 included in the Annual Report (Form 10-K) for the year ended June 25, 2005.

/s/ Ernst & Young LLP

San Jose, California

September 7, 2005